Exhibit 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF FOSUN INDUSTRIAL AND FOSUN PHARMA

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Industrial is set forth below.

Fosun Industrial

Name	Business Address	Present Principal Employment	Citizenship
Chen Qiyu	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Director	China

Yao Fang	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Chairman of the Board of Directors	China

Guan Xiaohui	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Director	China

Fosun Industrial is a wholly owned subsidiary of Fosun Pharma.  Fosun Pharma is a corporation organized under the laws of People’s Republic of China and listed on the Shanghai Stock Exchange and the Hong Kong Stock Exchange with its principal business address at No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233, People’s Republic of China. The telephone number of Fosun Pharma’s principal executive office is (8621) 3398 7000. Fosun Pharma’s business covers all key sectors of healthcare industry chain, including pharmaceutical manufacturing and R&D, healthcare services, medical devices and medical diagnosis, as well as pharmaceutical distribution and retail, with pharmaceutical manufacturing and R&D as the core, and healthcare services as the development focus.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Pharma is set forth below.

Fosun Pharma

Name	Business Address	Present Principal Employment	Citizenship
Chen Qiyu	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Executive Director and Chairman of the Board of Directors	China

Yao Fang	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Executive Director and Co-chairman of the Board of Directors	China

Wu Yifang	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Executive Director, President and Chief Executive Officer	China

Xu Xiaoliang	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Non-executive Director	China

Wang Can	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Non-executive Director	China

Mu Haining	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Non-executive Director	China

Liang Jianfeng	No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233	Non-executive Director	China

Jiang Xian	17/F, Bund Center, 222 Yan'an Road (E), Shanghai, China	Independent Non-executive Director	China

Wong Tin Yau Kelvin	49/F COSCO Tower, 183 Queen’s Road Central, Hong Kong, China	Independent Non-executive Director	Hong Kong

Li Ling	National School of Development, No. 5 Yiheyuan Road, Haidian District, Beijing, China	Independent Non-executive Director	China

Tang Guliang	A4 Floor, No. 33 Fucheng Road, Haidian District, Beijing, China	Independent Non-executive Director	China